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                                                      Exhibit 99.11(b)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 33-7638 on Form N-1A of our report dated October 9, 1997, on the financial statements and financial highlights of MFS World Asset Allocation Fund, a series of MFS Series Trust I, included in the 1997 Annual Report to Shareholders.




                                  ERNST & YOUNG
                                    Ernst & Young LLP

Boston, Massachusetts
December 22, 1997